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                              NATIONAL-STANDARD COMPANY

                                      EXHIBIT 21

     Parents and Subsidiaries

     The Registrant has no parent.

     All subsidiaries of the Registrant, National-Standard Company, an Indiana Corporation, listed below are included in the consolidated financial state-ments.

                                                 State or Country
                                                in which Incorpor-  % of Voting
                                                ated or Organized    Securities
     Owned

     National-Standard Export Company                 Delaware           100%
     National-Standard Company of Canada, Limited      Canada            100

     National-Standard Company, Limited            United Kingdom        100

     National-Standard (Wire Cord), Limited        United Kingdom        100(1)

     (1) 100% owned by National-Standard Company, Limited

     A domestic affiliate, 50% owned, is not considered significant and is not named above. Financial statements of this affiliate are included in the consolidated financial statements on an equity basis.